UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2015 (November 13, 2015)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 13, 2015, Activision Blizzard, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to the Credit Agreement, dated as of October 11, 2013 (as previously amended by the First Amendment, dated as of November 2, 2015, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders, and the several other agents party thereto, primarily to amend certain terms and conditions of the Tranche B-2 Term Loans (as defined in the Existing Credit Agreement).  Tranche B-2 Term Loans as amended by the Amendment are herein referred to as the “Tranche A Term Loans.”

Prior to the Amendment, the Existing Credit Agreement provided for an approximately $2.3 billion Tranche B-2 Term Facility (as defined in the Existing Credit Agreement), which was amended pursuant to the Amendment into an approximately $2.3 billion Tranche A Term Facility (as defined in the Credit Agreement).

The Tranche A Term Loans are scheduled to mature on October 11, 2020 and will bear interest, at the Company’s option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 1/2 of 1%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate (“LIBOR”) for an interest period of one month beginning on such day plus 1.00%, or (b) LIBOR, in each case, plus an applicable interest margin.  LIBOR will be subject to a floor of 0% and base rate will be subject to an effective floor of 1.00%.  The applicable interest margin for Tranche A Term Loans will range from 1.50% to 2.25% for LIBOR borrowings and from 0.50% to 1.25% for base rate borrowings and will be determined by reference to a pricing grid based on the Company’s Consolidated Total Net Debt Ratio (as defined in the Credit Agreement).

The Amendment requires quarterly principal payments of 0.625% of the stated principal amount of the Tranche A Term Loans, with increases to 1.250% starting on June 30, 2019 and 3.125% starting on June 30, 2020, with the remaining balance payable on the Tranche A Term Loans’ scheduled maturity date of October 11, 2020.  Voluntary prepayments of the Tranche A Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty.

The Tranche A Term Loans will be subject to a financial maintenance covenant requiring the Company to maintain a maximum Consolidated Total Net Debt Ratio (as defined in the Credit Agreement) of 4.00 to 1.00, which will decrease to 3.50 to 1.00 (I) after the sixth full fiscal quarter after the Tranche A Term Loans are made or (II) if the Collateral Suspension (as defined below) occurs prior to the date falling 18 months after the Tranche A Term Loans are made, on the later of (x) the last day of the fourth full fiscal quarter after the Tranche A Term Loans are made and (y) the last day of the fiscal quarter in which the Collateral Suspension occurs.

The Tranche A Term Loans will be secured by the same collateral and guaranteed by the same guarantors that secured and guaranteed the Tranche B-2 Term Loans; provided that the security for the Tranche A Term Loans will be automatically suspended (the “Collateral Suspension”) if and for so long as (i) the Company’s existing term loans under the Credit Agreement are repaid in full, (ii) the Company has no other secured indebtedness for borrowed money (with limited exceptions) and (iii) the Company has an investment grade rating from either Standard & Poor’s Financial Services, LLC or Moody’s Investors Service, Inc. (or any of their successors).  If the Company incurs secured indebtedness for borrowed money that is not permitted following any suspension of the Tranche A Term Loan security, the Tranche A Term Loan security will be reinstated.  The other terms of the Tranche A Term Loans are generally the same as the terms of the Tranche B-2 Term Loans.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

10.1                        Second Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.

Statements Required by the Irish Takeover Rules

The directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V., a wholly-owned subsidiary of Activision Blizzard, Inc. formed for the purpose of acquiring King Digital Entertainment plc) accept responsibility for the information contained in this Form 8-K.  To the best of the knowledge and belief of the directors of Activision Blizzard, Inc. and the sole manager of ABS Partners I, LLC (in its capacity as the general partner of ABS Partners C.V.) (who have taken all reasonable care to ensure that such is the case), the information contained in this Form 8-K is in accordance with the facts and does not omit anything likely to affect the import of such information.

A copy of this communication will be made available by Activision Blizzard free of charge, subject to certain restrictions relating to persons in restricted jurisdictions, on activisionblizzard.acquisitionoffer.com by no later than 12 noon ET/New York time on November 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015

ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.